                                    EXHIBIT 99.1
LendingClub Reports Fourth Quarter and Full Year 2023 Results
Increased Marketplace Originations 21% QoQ with $1B of Structured Certificates Sold
Continued GAAP Profitability with Strong Capital & Liquidity Levels

SAN FRANCISCO – January 30, 2024 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“Thanks to our differentiated business model, strong execution, data advantage, and ongoing innovation, we have remained one of the few fintechs to sustain GAAP profitability throughout this turbulent macro environment, which positions us well for future acceleration,” said Scott Sanborn, LendingClub CEO. “Since acquiring our bank charter three years ago, we have transformed our financial profile and business – tripling our balance sheet, building tangible book value by approximately 2X, growing deposits by almost 4X, and delivering 12 straight quarters of credit out performance. Furthermore, we continue to innovate with offerings like our structured certificates and we’ve made tangible progress towards a multi-product mobile-first experience. This foundation will enable us to capture the ongoing historic multi-billion-dollar refinance opportunity, engage our members in entirely new ways, and build long-term shareholder value.”

Fourth Quarter 2023 Results
Balance Sheet:
•Total assets of $8.8 billion compared to $8.5 billion in the prior quarter, primarily reflecting growth in securities related to the structured certificate program.
•Deposits of $7.3 billion compared to $7.0 billion in the prior quarter, primarily due to an increase in customer certificates of deposit.
◦FDIC-insured deposits represent approximately 87% of total deposits.
•Securities available for sale of $1.6 billion compared to $0.8 billion in the prior quarter, primarily reflecting growth in the structured certificate program.
•Loans and leases held for investment of $4.8 billion compared to $5.2 billion in the prior quarter as the Company grew the structured certificate and extended seasoning programs while retaining fewer held for investment loans.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.9% and consolidated Common Equity Tier 1 capital ratio of 17.9%.
•Book value per common share of $11.34 compared to $11.02 in the prior quarter.
•Tangible book value per common share of $10.54 compared to $10.21 in the prior quarter.

Financial Performance:
•Loan originations of $1.6 billion compared to $1.5 billion in the prior quarter as a result of increased purchases by loan investors; Marketplace originations of $1.4 billion grew 21% compared to the prior quarter.
•Total net revenue of $185.6 million compared to $200.8 million in the prior quarter driven by:
◦Marketplace revenue of $52.2 million compared to $60.9 million in the prior quarter, primarily reflecting a $10.4 million one-time benefit in the prior quarter related to recouping volume-based purchase incentives from the bank investor channel.
◦Net interest income of $131.5 million compared to $137.0 million in the prior quarter reflecting a shift in asset mix from held for investment loans to senior securities and higher deposit funding costs.
•Provision for credit losses of $41.9 million compared to $64.5 million in the prior quarter driven by lower volume of retained loans and lower incremental provision on older vintages.
•Net income of $10.2 million, or diluted EPS of $0.09, compared to $5.0 million, or diluted EPS of $0.05, in the prior quarter.
•Pre-provision net revenue (PPNR) of $55.6 million compared to $72.8 million in the prior quarter.
•Efficiency ratio of 70.0% compared to 63.7% in the prior quarter.

	Three Months Ended			Year Ended
($ in millions, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total net revenue	$185.6	$200.8	$262.7	$864.6	$1,187.2
Non-interest expense	130.0	128.0	180.0	566.4	766.9
Pre-provision net revenue (1)	55.6	72.8	82.7	298.2	420.3
Provision for credit losses	41.9	64.5	61.5	243.6	267.3
Income before income tax benefit (expense)	13.7	8.3	21.2	54.6	153.0
Income tax benefit (expense)	(3.5)	(3.3)	2.4	(15.7)	136.6
Net income	$10.2	$5.0	$23.6	$38.9	$289.7
Diluted EPS	$0.09	$0.05	$0.22	$0.36	$2.79

Income tax benefit from release of tax valuation allowance	$—	$—	$3.2	$—	$143.5
Net income excluding income tax benefit(1)(2)	$10.2	$5.0	$20.4	$38.9	$146.2
Diluted EPS excluding income tax benefit(1)(2)	$0.09	$0.05	$0.19	$0.36	$1.41
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.
(2)    Fourth quarter of 2022 and the year ended December 31, 2022 exclude income tax benefit of $3.2 million and $143.5 million, respectively, due to the release of a deferred tax asset valuation allowance.

For a calculation of Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

First Quarter 2024
Loan Originations	$1.5B to $1.7B
Pre-Provision Net Revenue (PPNR)	$30M to $40M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on more than 150 billion cells of data and over $90 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.8 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub fourth quarter 2023 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, January 30, 2024. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 634284, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until February 6, 2024, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 705298. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit are important measures because they reflect the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income. Net Income Excluding Income Tax Benefit adjusts for the release of a deferred tax asset valuation allowance in 2022. Diluted EPS Excluding Income Tax Benefit is a non-GAAP financial measure calculated by dividing Net Income Excluding Income Tax Benefit by the weighted-average diluted common shares outstanding.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables beginning on page 14 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing borrowers and platform investors; competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$54,129	$63,844	$85,818	$98,990	$127,465	(15)%	(58)%
Net interest income	131,477	137,005	146,652	146,704	135,243	(4)%	(3)%
Total net revenue	185,606	200,849	232,470	245,694	262,708	(8)%	(29)%
Non-interest expense	130,015	128,035	151,079	157,308	180,044	2%	(28)%
Pre-provision net revenue(1)	55,591	72,814	81,391	88,386	82,664	(24)%	(33)%
Provision for credit losses	41,907	64,479	66,595	70,584	61,512	(35)%	(32)%
Income before income tax benefit (expense)	13,684	8,335	14,796	17,802	21,152	64%	(35)%
Income tax benefit (expense)	(3,529)	(3,327)	(4,686)	(4,136)	2,439	6%	(245)%
Net income	10,155	5,008	10,110	13,666	23,591	103%	(57)%
Income tax benefit from release of tax valuation allowance	—	—	—	—	3,180	N/M	N/M
Net income excluding income tax benefit(1)(2)	$10,155	$5,008	$10,110	$13,666	$20,411	103%	(50)%

Basic EPS	$0.09	$0.05	$0.09	$0.13	$0.22	80%	(59)%
Diluted EPS	$0.09	$0.05	$0.09	$0.13	$0.22	80%	(59)%
Diluted EPS excluding income tax benefit(1)(2)	$0.09	$0.05	$0.09	$0.13	$0.19	80%	(53)%

LendingClub Corporation Performance Metrics:
Net interest margin	6.4%	6.9%	7.1%	7.5%	7.8%
Efficiency ratio(3)	70.0%	63.7%	65.0%	64.0%	68.5%
Return on average equity (ROE)(4)	3.3%	1.7%	3.4%	4.6%	7.2%
Return on average total assets (ROA)(5)	0.5%	0.2%	0.5%	0.7%	1.1%
Marketing expense as a % of loan originations	1.4%	1.3%	1.2%	1.2%	1.4%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	17.9%	16.9%	16.1%	15.6%	15.8%
Tier 1 leverage ratio	12.9%	13.2%	12.4%	12.8%	14.1%
Book value per common share	$11.34	$11.02	$11.09	$11.08	$10.93	3%	4%
Tangible book value per common share(1)	$10.54	$10.21	$10.26	$10.23	$10.06	3%	5%

Loan Originations (in millions)(6):
Total loan originations	$1,630	$1,508	$2,011	$2,288	$2,524	8%	(35)%
Marketplace loans	$1,432	$1,182	$1,353	$1,286	$1,824	21%	(21)%
Loan originations held for investment	$198	$326	$657	$1,002	$701	(39)%	(72)%
Loan originations held for investment as a % of total loan originations	12%	22%	33%	44%	28%

Servicing Portfolio AUM (in millions)(7):
Total servicing portfolio	$14,122	$14,818	$15,669	$16,060	$16,157	(5)%	(13)%
Loans serviced for others	$9,336	$9,601	$10,204	$10,504	$10,819	(3)%	(14)%

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Q/Q	Y/Y
Balance Sheet Data:
Loans and leases held for investment at amortized cost, net, excluding PPP loans	$4,533,523	$4,879,222	$5,160,546	$5,091,969	$4,638,331	(7)%	(2)%
PPP loans	$6,392	$7,560	$17,640	$51,112	$66,971	(15)%	(90)%
Total loans and leases held for investment at amortized cost, net(8)	$4,539,915	$4,886,782	$5,178,186	$5,143,081	$4,705,302	(7)%	(4)%
Loans held for investment at fair value	$262,190	$326,299	$404,119	$748,618	$925,938	(20)%	(72)%
Total loans and leases held for investment	$4,802,105	$5,213,081	$5,582,305	$5,891,699	$5,631,240	(8)%	(15)%
Total assets	$8,827,463	$8,472,351	$8,342,506	$8,754,018	$7,979,747	4%	11%
Total deposits	$7,333,486	$7,000,263	$6,843,535	$7,218,854	$6,392,553	5%	15%
Total liabilities	$7,575,641	$7,264,132	$7,136,983	$7,563,276	$6,815,453	4%	11%
Total equity	$1,251,822	$1,208,219	$1,205,523	$1,190,742	$1,164,294	4%	8%
N/M – Not meaningful
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Excludes fourth quarter 2022 income tax benefit of $3.2 million due to the release of a deferred tax asset valuation allowance.
(3)    Calculated as the ratio of non-interest expense to total net revenue.
(4)    Calculated as annualized net income (which excludes the income tax benefit from the release of the deferred tax asset valuation allowance in the periods it did not occur) divided by average equity for the period presented.
(5)    Calculated as annualized net income (which excludes the income tax benefit from the release of the deferred tax asset valuation allowance in the periods it did not occur) divided by average total assets for the period presented.
(6)    Includes unsecured personal loans and auto loans only.
(7)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.
(8)    Excludes loans held for investment at fair value, which primarily consists of a loan portfolio that was acquired in the fourth quarter of 2022.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Asset Quality Metrics:
Allowance for loan and lease losses to total loans and leases held for investment	6.7%	6.7%	6.4%	6.4%	6.5%
Allowance for loan and lease losses to consumer loans and leases held for investment	7.2%	7.4%	7.1%	7.1%	7.3%
Allowance for loan and lease losses to commercial loans and leases held for investment	1.8%	2.0%	1.9%	2.0%	2.0%
Net charge-offs	$82,511	$68,795	$59,884	$49,845	$37,148
Net charge-off ratio(1)	6.6%	5.1%	4.4%	3.8%	3.0%
(1)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period, excluding PPP loans.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	December 31, 2023	December 31, 2022
Unsecured personal	$3,726,830	$3,866,373
Residential mortgages	183,050	199,601
Secured consumer	250,039	194,634
Total consumer loans held for investment	4,159,919	4,260,608
Equipment finance (1)	110,992	160,319
Commercial real estate	380,322	373,501
Commercial and industrial (2)	199,069	238,726
Total commercial loans and leases held for investment	690,383	772,546
Total loans and leases held for investment at amortized cost	4,850,302	5,033,154
Allowance for loan and lease losses	(310,387)	(327,852)
Loans and leases held for investment at amortized cost, net	$4,539,915	$4,705,302
Loans held for investment at fair value	262,190	925,938
Total loans and leases held for investment	$4,802,105	$5,631,240
(1)    Comprised of sales-type leases for equipment.
(2)    Includes $6.4 million and $67.0 million of Paycheck Protection Program (PPP) loans as of December 31, 2023 and 2022, respectively. Such loans are guaranteed by the Small Business Association and, therefore, the company determined no allowance for expected credit losses is required on these loans.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	December 31, 2023			September 30, 2023
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$336,288	$14,207	$350,495	$341,161	$14,002	$355,163
Credit loss expense for loans and leases held for investment	43,227	(824)	42,403	63,733	394	64,127
Charge-offs	(88,904)	(1,193)	(90,097)	(73,644)	(534)	(74,178)
Recoveries	7,450	136	7,586	5,038	345	5,383
Allowance for loan and lease losses, end of period	$298,061	$12,326	$310,387	$336,288	$14,207	$350,495

	Three Months Ended
	December 31, 2022
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$288,138	$15,063	$303,201
Credit loss expense for loans and leases held for investment	61,392	407	61,799
Charge-offs	(38,579)	(225)	(38,804)
Recoveries	1,538	118	1,656
Allowance for loan and lease losses, end of period	$312,489	$15,363	$327,852

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

December 31, 2023	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$32,716	$29,556	$30,132	$92,404
Residential mortgages	1,751	—	—	1,751
Secured consumer	2,076	635	217	2,928
Total consumer loans held for investment	$36,543	$30,191	$30,349	$97,083

Equipment finance	$1,265	$—	$—	$1,265
Commercial real estate	—	3,566	1,618	5,184
Commercial and industrial (1)	12,261	1,632	1,515	15,408
Total commercial loans and leases held for investment (1)	$13,526	$5,198	$3,133	$21,857
Total loans and leases held for investment at amortized cost (1)	$50,069	$35,389	$33,482	$118,940

December 31, 2022	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$21,016	$16,418	$16,255	$53,689
Residential mortgages	—	254	331	585
Secured consumer	1,720	382	188	2,290
Total consumer loans held for investment	$22,736	$17,054	$16,774	$56,564

Equipment finance	$3,172	$—	$859	$4,031
Commercial real estate	—	102	—	102
Commercial and industrial (1)	—	—	1,643	1,643
Total commercial loans and leases held for investment (1)	$3,172	$102	$2,502	$5,776
Total loans and leases held for investment at amortized cost (1)	$25,908	$17,156	$19,276	$62,340
(1)    Past due PPP loans are excluded from the tables.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	December 31, 2023	September 30, 2023	December 31, 2022	Q4 2023 vs Q3 2023	Q4 2023 vs Q4 2022
Non-interest income:
Origination fees	$76,702	$60,912	$100,692	26%	(24)%
Servicing fees	17,450	32,768	20,169	(47)%	(13)%
Gain on sales of loans	11,921	8,572	18,352	39%	(35)%
Net fair value adjustments	(53,892)	(41,366)	(15,774)	30%	242%
Marketplace revenue	52,181	60,886	123,439	(14)%	(58)%
Other non-interest income	1,948	2,958	4,026	(34)%	(52)%
Total non-interest income	54,129	63,844	127,465	(15)%	(58)%

Total interest income	208,319	207,412	173,999	—%	20%
Total interest expense	76,842	70,407	38,756	9%	98%
Net interest income	131,477	137,005	135,243	(4)%	(3)%

Total net revenue	185,606	200,849	262,708	(8)%	(29)%

Provision for credit losses	41,907	64,479	61,512	(35)%	(32)%

Non-interest expense:
Compensation and benefits	58,591	58,497	87,768	—%	(33)%
Marketing	23,465	19,555	35,139	20%	(33)%
Equipment and software	13,190	12,631	13,200	4%	—%
Depreciation and amortization	11,953	11,250	11,554	6%	3%
Professional services	7,727	8,414	10,029	(8)%	(23)%
Occupancy	3,926	4,612	4,698	(15)%	(16)%
Other non-interest expense	11,163	13,076	17,656	(15)%	(37)%
Total non-interest expense	130,015	128,035	180,044	2%	(28)%

Income before income tax benefit (expense)	13,684	8,335	21,152	64%	(35)%
Income tax benefit (expense)	(3,529)	(3,327)	2,439	6%	(245)%
Net income	$10,155	$5,008	$23,591	103%	(57)%

Net income per share:
Basic EPS	$0.09	$0.05	$0.22	80%	(59)%
Diluted EPS	$0.09	$0.05	$0.22	80%	(59)%
Weighted-average common shares – Basic	109,948,785	109,071,180	105,650,177	1%	4%
Weighted-average common shares – Diluted	109,949,371	109,073,194	105,984,612	1%	4%

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Continued)
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2023	2022	Change (%)
Non-interest income:
Origination fees	$279,146	$499,179	(44)%
Servicing fees	98,613	80,609	22%
Gain on sales of loans	47,839	95,335	(50)%
Net fair value adjustments	(134,114)	8,503	N/M
Marketplace revenue	291,484	683,626	(57)%
Other non-interest income	11,297	28,765	(61)%
Total non-interest income	302,781	712,391	(57)%

Total interest income	832,630	557,340	49%
Total interest expense	270,792	82,515	228%
Net interest income	561,838	474,825	18%

Total net revenue	864,619	1,187,216	(27)%

Provision for credit losses	243,565	267,326	(9)%

Non-interest expense:
Compensation and benefits	261,948	339,397	(23)%
Marketing	93,840	197,747	(53)%
Equipment and software	53,485	49,198	9%
Depreciation and amortization	47,195	43,831	8%
Professional services	35,173	50,516	(30)%
Occupancy	17,532	21,977	(20)%
Other non-interest expense	57,264	64,187	(11)%
Total non-interest expense	566,437	766,853	(26)%

Income before income tax benefit (expense)	54,617	153,037	(64)%
Income tax benefit (expense)	(15,678)	136,648	(111)%
Net income	$38,939	$289,685	(87)%

Net income per share:
Basic EPS	$0.36	$2.80	(87)%
Diluted EPS	$0.36	$2.79	(87)%
Weighted-average common shares – Basic	108,466,179	103,547,305	5%
Weighted-average common shares – Diluted	108,468,857	104,001,288	4%
N/M – Not meaningful

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023			Three Months Ended December 31, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$1,190,539	$16,271	5.47%	$1,249,087	$16,798	5.38%	$1,139,887	$10,595	3.72%
Securities available for sale at fair value	1,197,625	20,920	6.99%	601,512	9,467	6.30%	349,512	3,359	3.84%
Loans held for sale at fair value	501,850	15,883	12.66%	286,111	9,582	13.40%	114,851	5,724	19.93%
Loans and leases held for investment:
Unsecured personal loans	3,890,041	128,190	13.18%	4,257,360	142,118	13.35%	3,825,808	125,872	13.16%
Commercial and other consumer loans	1,126,010	17,033	6.05%	1,147,130	16,842	5.87%	1,164,326	15,197	5.22%
Loans and leases held for investment at amortized cost	5,016,051	145,223	11.58%	5,404,490	158,960	11.76%	4,990,134	141,069	11.31%
Loans held for investment at fair value	292,101	9,494	13.00%	362,837	11,788	13.00%	308,570	10,862	14.08%
Total loans and leases held for investment	5,308,152	154,717	11.66%	5,767,327	170,748	11.84%	5,298,704	151,931	11.47%
Retail and certificate loans held for investment at fair value	14,535	528	14.54%	22,311	817	14.65%	66,469	2,390	14.38%
Total interest-earning assets	8,212,701	208,319	10.15%	7,926,348	207,412	10.47%	6,969,423	173,999	9.99%

Cash and due from banks and restricted cash	63,181			69,442			64,907
Allowance for loan and lease losses	(334,711)			(354,263)			(314,861)
Other non-interest earning assets	659,995			691,641			613,664
Total assets	$8,601,166			$8,333,168			$7,333,133

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,081,875	$9,593	3.52%	$1,271,720	$9,541	2.98%	$1,929,260	$7,500	1.54%
Savings accounts and certificates of deposit	5,720,058	66,660	4.62%	5,357,717	59,968	4.44%	3,576,205	28,251	3.13%
Interest-bearing deposits	6,801,933	76,253	4.45%	6,629,437	69,509	4.16%	5,505,465	35,751	2.58%
Retail notes and certificates	14,535	528	14.54%	22,311	817	14.65%	66,469	2,390	14.38%
Other interest-bearing liabilities	9,645	61	2.51%	13,567	81	2.42%	105,834	615	2.33%
Total interest-bearing liabilities	6,826,113	76,842	4.47%	6,665,315	70,407	4.19%	5,677,768	38,756	2.71%

Non-interest bearing deposits	314,822			183,728			251,686
Other liabilities	238,806			271,118			266,558
Total liabilities	$7,379,741			$7,120,161			$6,196,012

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023			Three Months Ended December 31, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Total equity	$1,221,425			$1,213,007			$1,137,121
Total liabilities and equity	$8,601,166			$8,333,168			$7,333,133

Interest rate spread			5.68%			6.28%			7.28%

Net interest income and net interest margin		$131,477	6.40%		$137,005	6.91%		$135,243	7.76%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Cash and due from banks	$14,993	$23,125
Interest-bearing deposits in banks	1,237,511	1,033,905
Total cash and cash equivalents	1,252,504	1,057,030
Restricted cash	41,644	67,454
Securities available for sale at fair value ($1,663,990 and $399,668 at amortized cost, respectively)	1,620,262	345,702
Loans held for sale at fair value	407,773	110,400
Loans and leases held for investment	4,850,302	5,033,154
Allowance for loan and lease losses	(310,387)	(327,852)
Loans and leases held for investment, net	4,539,915	4,705,302
Loans held for investment at fair value	262,190	925,938
Retail and certificate loans held for investment at fair value	10,488	55,425
Property, equipment and software, net	161,517	136,473
Goodwill	75,717	75,717
Other assets	455,453	500,306
Total assets	$8,827,463	$7,979,747
Liabilities and Equity
Deposits:
Interest-bearing	$7,001,680	$6,158,560
Noninterest-bearing	331,806	233,993
Total deposits	7,333,486	6,392,553
Borrowings	8,866	74,858
Retail notes and certificates at fair value	10,488	55,425
Other liabilities	222,801	292,617
Total liabilities	7,575,641	6,815,453
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 110,410,602 and 106,546,995 shares issued and outstanding, respectively	1,104	1,065
Additional paid-in capital	1,669,828	1,628,590
Accumulated deficit	(388,806)	(427,745)
Accumulated other comprehensive loss	(30,304)	(37,616)
Total equity	1,251,822	1,164,294
Total liabilities and equity	$8,827,463	$7,979,747

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended					For the year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP Net income	$10,155	$5,008	$10,110	$13,666	$23,591	$38,939	$289,685
Less: Provision for credit losses	(41,907)	(64,479)	(66,595)	(70,584)	(61,512)	(243,565)	(267,326)
Less: Income tax benefit (expense)	(3,529)	(3,327)	(4,686)	(4,136)	2,439	(15,678)	136,648
Pre-provision net revenue	$55,591	$72,814	$81,391	$88,386	$82,664	$298,182	$420,363

	For the three months ended					For the year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Non-interest income	$54,129	$63,844	$85,818	$98,990	$127,465	$302,781	$712,391
Net interest income	131,477	137,005	146,652	146,704	135,243	561,838	474,825
Total net revenue	185,606	200,849	232,470	245,694	262,708	864,619	1,187,216
Non-interest expense	(130,015)	(128,035)	(151,079)	(157,308)	(180,044)	(566,437)	(766,853)
Pre-provision net revenue	55,591	72,814	81,391	88,386	82,664	298,182	420,363
Provision for credit losses	(41,907)	(64,479)	(66,595)	(70,584)	(61,512)	(243,565)	(267,326)
Income before income tax benefit (expense)	13,684	8,335	14,796	17,802	21,152	54,617	153,037
Income tax benefit (expense)	(3,529)	(3,327)	(4,686)	(4,136)	2,439	(15,678)	136,648
GAAP Net income	$10,155	$5,008	$10,110	$13,666	$23,591	$38,939	$289,685

Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit

		For the three months ended December 31, 2022	For the year ended December 31, 2022
GAAP Net income		$23,591	$289,685
Less: Income tax benefit from release of tax valuation allowance		3,180	143,495
Net income excluding income tax benefit		$20,411	$146,190

GAAP Diluted EPS		$0.22	$2.79

(A)	Income tax benefit from release of tax valuation allowance	$3,180	$143,495
(B)	Weighted-average common shares – Diluted	105,984,612	104,001,288
(A/B)	Diluted EPS impact of income tax benefit	$0.03	$1.38

Diluted EPS excluding income tax benefit		$0.19	$1.41

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
GAAP common equity	$1,251,822	$1,208,219	$1,205,523	$1,190,742	$1,164,294
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(12,135)	(13,151)	(14,167)	(15,201)	(16,334)
Tangible common equity	$1,163,970	$1,119,351	$1,115,639	$1,099,824	$1,072,243

Book value per common share
GAAP common equity	$1,251,822	$1,208,219	$1,205,523	$1,190,742	$1,164,294
Common shares issued and outstanding	110,410,602	109,648,769	108,694,120	107,460,734	106,546,995
Book value per common share	$11.34	$11.02	$11.09	$11.08	$10.93

Tangible book value per common share
Tangible common equity	$1,163,970	$1,119,351	$1,115,639	$1,099,824	$1,072,243
Common shares issued and outstanding	110,410,602	109,648,769	108,694,120	107,460,734	106,546,995
Tangible book value per common share	$10.54	$10.21	$10.26	$10.23	$10.06